Registration No. 333-40480

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                         Post-Effective Amendment No. 4
                                       to
                                    FORM S-1
                                       on
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                                 FX ENERGY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           NEVADA                         1311               87-0504461
           ------                         ----               ----------
      (State or other             (Primary Standard      (I.R.S. Employer
      jurisdiction of                Industrial           Identification
     incorporation or              Classification             Number)
       organization)                 Code Number)


                         3006 Highland Drive, Suite 206
                           Salt Lake City, Utah 84106
                                 (801) 486-5555
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                 David N. Pierce
                         3006 Highland Drive, Suite 206
                           Salt Lake City, Utah 84106
                                 (801) 486-5555

       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                                 James R. Kruse
                                 Kevin C. Timken
                           Kruse, Landa & Maycock, LLC
                           50 West Broadway, 8th Floor
                            Salt Lake City, UT 84101
                            Telephone (801) 531-7090
                            Facsimile (801) 531-7091

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


The Registrant hereby amends this amendment to the registration statement on such date or dates as may be necessary to delay its effective date until the
Registrant files a further amendment which specifically states that this amendment to the registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the amendment to the registration statement becomes effective on such date as the Securities and Exchange Commission acting pursuant to Section 8(a) may determine.

        Post-Effective Amendment No. 4 to Prospectus dated July 10, 2000


                                 FX ENERGY, INC.

--------------------------------------------------------------------------------
        This post-effective amendment is a part of and should be read in conjunction with our prospectus dated July 10, 2000.
--------------------------------------------------------------------------------

 This post-effective amendment no. 4 updates our prospectus dated July 10, 2000.


                      INFORMATION INCORPORATED BY REFERENCE

         The SEC allows FX Energy to "incorporate by reference" information FX Energy files with the SEC, which means that FX Energy can disclose important information to people by referring them to other documents that FX Energy files with the SEC. The information incorporated by reference is considered to be part of this prospectus. FX Energy has filed or furnished the following documents with the SEC (File No. 0-25386) pursuant to the Securities Exchange Act of 1934 and is incorporating those documents by reference in this prospectus.

o Annual Report on Form 10-K for the year ended December 31, 2000 (the "Form 10-K").

         All documents FX Energy files with the SEC after the date of this prospectus will be deemed to be incorporated by reference in this prospectus and to automatically update and supersede the information in this prospectus. Any statement that is modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus. References to this prospectus include information incorporated by reference as well as any subsequent prospectus supplements.

         FX Energy will provide at no cost to each person to whom this prospectus is delivered, upon written or oral request of that person, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (not including exhibits to that information unless those exhibits are specifically incorporated by reference in that information). Investors should direct requests to FX Energy, Inc., 3006 Highland Drive, Suite 206, Salt Lake City, UT 84106, Attention: Scott
J. Duncan, Telephone: (801) 486-5555.

                              AVAILABLE INFORMATION

         FX Energy has filed a registration statement (together with all amendments and exhibits, the "Registration Statement") with the Securities and Exchange Commission (the "SEC") to register the shares of common stock offered by the selling stockholders under the Securities Act of 1933, as amended (the "Securities Act"). This prospectus, which is a part of the Registration Statement, does not contain certain information set forth in the Registration Statement because SEC rules permit such omission. Statements made in this prospectus as to the content of any contract, agreement or other document are not necessarily complete. Some contracts, agreements, or other documents are filed or incorporated by reference as an exhibit to the Registration Statement or to a document incorporated by reference in this prospectus. In those cases, investors should refer to such exhibits for more complete descriptions.

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

         FX Energy files reports, proxy and information statements and other information with the SEC. The public may read and copy at prescribed rates any materials FX Energy files with the SEC, including the Registration Statement and the exhibits thereto, at the SEC's offices at:

Public Reference Room        Citicorp Center            Seven World Trade Center
450 Fifth Street, N.W.       500 West Madison Street    New York, New York 10048
Washington, D.C. 20549       Chicago, Illinois 60661

For information, telephone the SEC's Public Reference Room at 1-800-SEC-0330.

The SEC Internet site at http://www.sec.gov contains materials FX Energy files with the SEC in electronic versions through the SEC's Electronic Data Gathering, Analysis and Retrieval system (EDGAR).

Public information is also available at:    The Nasdaq Stock Market
                                            1735 K Street, N.W.
                                            Washington, D.C. 20006.

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

ITEM 17.  UNDERTAKINGS

Rule 415 Offerings: Post-Effective Amendments.  [Regulation S-K, Item 512(a)]

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

Filings Incorporating Subsequent Exchange Act Documents by Reference [Regulation S-K, Item 512(b)]

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Incorporated Annual and Quarterly Reports [Regulation S-K, Item 512(e)]

         The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of rule 14a-3 or rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by article 3 of regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Indemnification.  [Regulation S-K, Item 512(h)]

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, on March 20, 2001.

                                                       FX Energy, Inc.

                                                       By: /s/ Scott J. Duncan
                                                          ---------------------
                                                          Scott J. Duncan
                                                          Vice-President

         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities indicated and on the 20th day of March, 2001.


/s/  David N. Pierce
--------------------------------------------------------
David N. Pierce
Director, President, and Chief Executive Officer
(Principal Executive Officer and Financial Officer)


/s/  Andrew W. Pierce
--------------------------------------------------------
Andrew W. Pierce
Director, Vice-President, and Chief Operations Officer
(Principal Operations Officer)

                                                         By: /s/ Scott J. Duncan
                                                             -------------------
/s/ Thomas B. Lovejoy                                        Scott J. Duncan
-------------------------------------------------------      Attorney-in-Fact
Thomas B. Lovejoy
Director, Chief Financial Officer and Vice Chairman


/s/  Scott J. Duncan
--------------------------------------------------------
Scott J. Duncan
Director, Vice-President Investor Relations and Secretary


/s/  Dennis L. Tatum
--------------------------------------------------------
Dennis L. Tatum
Director, Vice President and Treasurer
(Principal Accounting Officer)


/s/ Peter L. Raven
--------------------------------------------------------
Peter L. Raven
Director


/s/  Jay W. Decker
--------------------------------------------------------
Jay W. Decker
Director

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